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                                                                  EXHIBIT (p)(1)

                 STATE STREET MASTER FUNDS (THE "MASTER TRUST")
                   STATE STREET INSTITUTIONAL INVESTMENT TRUST
                        (THE "TRUSTS" AND EACH A "TRUST")

                                 CODE OF ETHICS

I.       DEFINITIONS

         1. "Access Person" shall have the same meaning as that set forth in Rule 17j-1(a)(1) of the Investment Company Act of 1940 Act, as amended (the "1940 Act").

         2. "Adviser" shall mean SSgA Funds Management, Inc.

         3. "Adviser Access Person" shall mean a director, officer or advisory person, as defined in Rule 17j-1(a)(2), of the Adviser who, with respect to each Trust, makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to the Trusts; or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by the Adviser to each Trust. For the purposes of this Code, an Adviser Access Person does not include any person who is subject to securities transaction reporting requirements of the Adviser's Code of Ethics which contains provisions that are substantially similar, including reporting obligations, to those in this Code and which are in compliance with Rule 17j-1 of the 1940 Act.

         4. "Adviser's Code of Ethics" shall mean the Code of Ethics of SSgA Funds Management, Inc. with respect to personal securities transactions.

         5. "Beneficial Ownership" shall be interpreted in the manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         6. A Security is being "considered for purchase or sale" by a Fund when a recommendation that such Fund purchase or sell the Security has been made by the Adviser or an Access Person of the Adviser or each Trust. "Code" shall mean this Code of Ethics.

         7. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Generally it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

         8. "Compliance Officer" shall mean (i) with respect to the Adviser, a person designated by the Adviser to receive reports and take certain actions, as provided in the Adviser's Code of Ethics, and (ii) with respect to the Trusts, a person designated by the Trusts to receive reports and take certain actions, as provided in this Code of Ethics.

         9. "Fund" or "Funds" shall mean such portfolio or series of each Trust.

         10. "Interested Person" shall have the meaning as considered in Section 2(a)(19) of the 1940 Act.

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         11. "Independent Trustee" shall mean any Trustee of the Trusts who is not an Interested Person of the respective Trust.

         12. An "Initial Public Offering" means an offering registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         13. "Investment Company Access Person" shall mean a trustee, officer or advisory person, as defined in Rule 17j-1(a)(2), of the respective Trust other than an Independent Trustee or an Adviser Access Person.

         14. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

         15. "Purchase" or "sale" of a security includes, among other things, the writing of an option to purchase or sell a security.

         16. "Security" shall have the same meanings as that set forth in
Section 2(a)(36) of the 1940 Act (generally, all securities) except that it shall not include securities issued by the Government of the United States or an agency or instrumentality thereof (including all short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

         17. "Trusts" means the State Street Master Funds and the State Street Institutional Investment Trust.

II.      CODE PROVISIONS APPLICABLE TO ALL ACCESS PERSONS

         No Access Person of the Trusts, in connection with the purchase or sale, directly or indirectly, by such Access Person of a Security held or to be acquired by the Trusts, shall:

         1. employ any device, scheme or artifice to defraud the Trusts;

         2. make to the Trusts any untrue statement of a material fact or omit to state to the Trusts a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trusts; or

         4. engage in any manipulative practice with respect to the Trusts.

III.     CODE PROVISIONS APPLICABLE ONLY TO ADVISER ACCESS PERSONS

This section shall only apply to Adviser Access Persons if the Adviser's code is less restrictive than this Code.

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         1. Prohibited Purchases and Sales. No Investment Company Access Person
shall purchase or sell, directly or indirectly, any Security in which such Investment Company Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to such Investment Company Access Person's actual knowledge as the time of such purchase or sale:

                  (a) is being considered for purchase or sale by a Fund; or

                  (b) is being purchased or sold by a Fund.

         2. Exempted Transactions. The prohibitions of Section III.1 of this Code shall not apply to:

                  (a) purchases or sales effected in any account over which the Investment Company Access Person has no direct or indirect influence or control;

                  (b) purchases or sales which are non-volitional on the part of the Investment Company Access Person;

                  (c) purchases or sales which are part of an automatic dividend reinvestment plan;

                  (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

                  (e) sales of securities held in a margin account to the extent necessary in order to meet margin requirements;

                  (f) purchases or sales of variables and fixed insurance products and U.S. Internal Revenue Code Section 529 plans;

                  (g) general obligation municipal bonds, transactions in ESOPs, Share Builder and similar services, and exchange traded funds;

                  (h) securities received via a gift or inheritance;

                  (i) purchases or sales of direct obligations of the government of the United States or other sovereign government or supra-national agency, high quality short-term debt instruments; banker acceptances; certificates of deposit, commercial paper, repurchase agreements, and securities issued by open-end investment companies (e.g. mutual funds);

                  (j) purchases or sales other than those exempted in (a) through (i) above, (i) which will not cause the Investment Company Access Person to gain improperly a personal profit as a result of such Investment Company Access Person's relationship with the Trusts, or (ii) which are only remotely potentially harmful to a Fund because the proposed transaction would be unlikely to affect a highly institutional market, or
                  (iii) which, because of the circumstances of the proposed transaction, are not related economically to the Securities purchased or sold or to be purchased or sold by a Fund, and in each case which are previously approved by the Compliance Officer of the Trusts, which approval shall be confirmed in writing.

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         3. Investments in IPOs and Limited Offerings. Adviser Access Persons
must obtain approval from the Compliance Officer of the Trusts or the Adviser prior to directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering. In granting such approval, the Compliance Officer shall consider, among other factors, whether the investment opportunity in question should be reserved for the Trusts and whether the opportunity is being offered to an individual by virtue of his position with the Trusts or the Adviser.

         4. Reporting. Whether or not one of the exemptions listed in Section
III.2 hereof applies, each Adviser Access Person shall file with the Compliance Officer of the Trusts:

                  (a) within 10 days of becoming an Adviser Access Person, a dated initial holdings report (see Exhibit B). Such report shall contain the title of, the number of shares of, and the principal amount of each security beneficially owned by the Adviser Access Person. Such report shall also list the name of any broker, dealer or bank with whom the Investment Company Access person maintained an account in which any securities were held for the direct or indirect benefit of the Adviser Access Person as of the date the person became an Adviser Access Person;

                  (b) an annual holdings (see Exhibit D) report which updates the information provided in the initial holdings report. Such report shall provide the information required in subparagraph
                  (a) above, which information must be as of a date no more than 30 days prior to the date such report is submitted;

                  (c) an annual certification (see Exhibit A) certifying that they have read and understand this Code and recognize that they are subject to the provisions hereof and will comply with the policy procedures stated herein.

                  (d) a quarterly dated transaction written report (see Exhibit
                  C) containing the information described below with respect to each transaction in any Security in which such Adviser Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership; provided, however, that such Adviser Access Person shall not be required to make a report with respect to any transaction effected for any account over which such Adviser Access Person does not have any direct or indirect influence or control. Each such report shall be deemed to be filed with the Trusts for purposes of this Code, and may contain a statement that the report shall not be construed as an admission by the Adviser Access Person that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates. Such report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                           (i) the date of the transaction, the title of and the number of shares, and the principal amount of each Security involved;

                           (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           (iii) the price at which the transaction was effected; and

                           (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

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Any report concerning a purchase or sale prohibited under Section III.1 hereof with respect to which the Adviser Access Person relies upon one of the exemptions provided in Section III.2 shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

         5. Review. The Compliance Officer of the Trusts shall review or supervise the review of the personal securities transactions reported pursuant to Section III.4. As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Trusts to determine whether a violation of this Code may have occurred. If the Compliance Officer of the Trusts determines that a violation may have occurred, the Compliance Officer of the Trusts shall submit the pertinent information regarding the transaction to the Trustees of the Trusts. The Trustees shall evaluate whether a material violation of this Code has occurred, taking into account all the exemptions provided under Section
III.2. Before making any determination that a violation has occurred, the Trustees shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel for the Adviser Access Person whose transaction is in question.

         6. Sanctions. If the Trustees of the Trusts determine that a material violation of this Code has occurred, the Trustees may take such action and impose such sanctions as said Trustees deem appropriate.

         7. Exception to Reporting Requirements. No Adviser Access Person shall be required to comply with the provisions of Section III.4.(c) hereof if the report required thereunder would duplicate information contained in broker trade confirmations or account statements timely received by the Designated Person of the Trusts.

         8. Preclearance. The following procedures shall govern all transactions in Securities in which an Adviser Access Person has or seeks to obtain any Beneficial Ownership ("Adviser Access Person Accounts"), except for those transactions effected pursuant to one of the exemptions described in Section III.2.

         - Transactions Subject to Preclearance

         As described in the following sections, certain Adviser Access Person transactions in Securities are subject to preclearance and subsequent review by the Compliance Officer. A transaction for a Adviser Access Person Account may be disapproved if it is determined by the Compliance Officer that the Adviser Access Person is unfairly benefiting from, or that the transaction is in conflict with, or appears to be in conflict with, any Fund transaction, any of the above trading restrictions, or this Code.

         The determination that a Adviser Access Person may unfairly benefit from, or that a Adviser Access Person transaction may conflict with, or appears to be in conflict with, a Client Transaction will be subjective and individualized, may include questions about timely and adequate dissemination of information, availability of bids and offers, and other factors deemed pertinent for that transaction or series of transactions. It is possible that a disapproval of a transaction could be costly to a Adviser Access Person or an Adviser Access Person's family; therefore, each Adviser Access Person should take great care to adhere to Fund's trading restrictions and avoid conflicts or the appearance of conflicts.

         Any disapproval of a Adviser Access Person transaction shall be in writing. An Adviser Access Person may appeal any such disapproval by written notice to the Compliance Officer within two business

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days after receipt of notice of disapproval.

         - Procedures for Preclearance

         Transactions through Brokers or Banks. Transactions through brokers or banks are permitted only after the Adviser Access Person has: (x) provided written notice to the Compliance Officer prior to opening or placing an initial order in an account with such broker or bank, or, if an account(s) with such broker or bank was established prior to the implementation of this Code, has provided the Compliance Officer with written details about the account(s); (y) obtained the written clearance of the Compliance Officer prior to opening or placing initial orders in such account or, in the case of a pre-existing account, placing any further orders in such account; and (z) provided such broker or bank with a written notice of the Covered Person's affiliation with the Trusts and requested that copies of trade confirmations and statements be sent to Trusts' Compliance Officer. A copy of such written notice and request should also be provided to the Compliance Officer.

         After an Adviser Access Person has obtained clearance to execute transactions through a broker or bank, the Adviser Access Person must submit a Covered Person Trade Preclearance Form (see Exhibit D) to the Compliance Officer prior to executing each transaction through the broker or bank. The Compliance Officer will notify a Adviser Access Person within two business days of any conflict and will advise whether the Adviser Access Person's transaction has been cleared.

         Other Transactions. All other Adviser Access Person transactions in Securities (e.g., participation in a privately-negotiated transaction), other than Exempt Transactions, must be cleared in writing by the Compliance Officer prior to the Adviser Access Person entering into the transaction. If an Adviser Access Person wishes to engage in such a transaction, he or she must submit a Adviser Access Person Trade Preclearance Form to the Compliance Officer. The Compliance Officer will notify a Covered Person within five business days of any conflict and will advise whether the Covered Person's transaction has been cleared.

IV.      CODE PROVISIONS APPLICABLE ONLY TO INDEPENDENT TRUSTEES OF THE TRUSTS

         1. Prohibited Purchases and Sales. No Independent Trustee of the Trusts shall purchase or sell, directly or indirectly, any Security in which such Independent Trustee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to such Independent Trustee's actual knowledge at the time of such purchase or sale:

                  (a) is being considered for purchase or sale by a Fund; or

                  (b) is being purchased or sold by a Fund.

         2. Exempted Transactions. The prohibitions of Section IV.1 of this Code shall not apply to:

                  (a) purchases or sales effected in any account over which the Independent Trustee has no direct or indirect influence or control;

                  (b) purchases or sales which are non-volitional on the part of the Independent Trustee;

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                  (c) purchases or sales which are part of an automatic dividend reinvestment plan;

                  (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

                  (e) sales of securities held in a margin account to the extent necessary in order to meet margin requirements;

                  (f) purchases or sales other than those exempted in (a) through (e) above, (i) which will not cause the Independent Trustee to gain improperly a personal profit as a result of such Independent Trustee's relationship with the Trusts, or
                  (ii) which are only remotely potentially harmful to a Fund because the proposed transaction would be unlikely to affect a highly institutional market, or (iii) which, because of the circumstances of the proposed transaction, are not related economically to the Securities purchased or sold or to be purchased or sold by a Fund, and in each case which are previously approved by the Compliance Officer of the Trusts, which approval shall be confirmed in writing.

         3. Reporting.

                  (a) An Independent Trustee of the Trusts who would be required to file with the Compliance Officer of the Trusts a dated written report (see Exhibit C) containing the information described in Section IV.3(b) of this Code with respect to each transaction in any Security in which such Independent Trustee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, solely by reason of being a Trustees of the Trusts shall file such written report (see Exhibit C) only if such Independent Trustee, at the time the transaction was entered into, actually knew, or in the ordinary course of fulfilling official duties as a trustee of the Trusts should have known, that during the 15-day period immediately preceding or after the date of that transaction such Security was or is:

                           (i) to be purchased or sold by a Fund, or

                           (ii) being considered for purchase or sale by a Fund;

                  provided, however, that such Independent Trustee shall not be required to make a report with respect to any transaction effected for any account over which such Independent Trustee does not have any direct or indirect influence or control. Each such report shall be deemed to be filed with the Trusts for purposes of this Code, and may contain a statement that the report shall not be construed as an admission by the Independent Trustee that such Independent Trustee has any direct or indirect Beneficial Ownership in the Security to which the report relates.

                  (b) Such report, if required as described in Section IV.3(a), shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                           (i) the date of the transaction, the title of and the number of shares, and the principal amount of each Security involved;

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                           (ii) the nature of the transaction (i.e., purchase,
                           sale or any other type of acquisition or disposition);

                           (iii) the price at which the transaction was effected; and

                           (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

                  (c) Each Independent Trustee shall file with the Trusts' Compliance Officer an annual certification (see Exhibit A) certifying that they have read and understand this Code and recognize that they are subject to the provisions hereof and will comply with the policy procedures stated herein.

Any report required to be filed with the Trusts' Compliance Officer, as described in Section IV.3(a), concerning a purchase or sale prohibited under
Section IV.1 hereof with respect to which the Independent Trustee relies upon one of the exemptions provided in Section IV.2 shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

         4. Review. The Compliance Officer of the Trusts shall review or supervise the review of the personal securities transactions reported pursuant to Section IV.3. As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Trusts to determine whether a violation of this Code may have occurred. If the Compliance Officer of the Trusts determines that a violation may have occurred, the Compliance Officer of the Trusts shall submit the pertinent information regarding the transaction to the Trustees of the Trusts. The Trustees shall evaluate whether a material violation of this Code has occurred, taking into account all the exemptions provided under Section
IV.2. Before making any determination that a violation has occurred, the Trustees shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel for the Independent Trustee whose transaction is in question.

         5. Sanctions. If the Trustees of the Trusts determine that a material violation of this Code has occurred, the Trustees may take such action and impose such sanctions as said Trustees deem appropriate.

V.       CODE PROVISIONS APPLICABLE ONLY TO INVESTMENT COMPANY ACCESS PERSONS

         1. Prohibited Purchases and Sales. No Investment Company Access Person shall purchase or sell, directly or indirectly, any Security in which such Investment Company Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to such Investment Company Access Person's actual knowledge as the time of such purchase or sale:

                  (a) is being considered for purchase or sale by a Fund; or

                  (b) is being purchased or sold by a Fund.

         2. Exempted Transactions. The prohibitions of Section V.1 of this Code shall not apply to:

                  (a) purchases or sales effected in any account over which the Investment Company Access Person has no direct or indirect influence or control;

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                  (b) purchases or sales which are non-volitional on the part of the Investment Company Access Person;

                  (c) purchases or sales which are part of an automatic dividend reinvestment plan;

                  (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

                  (e) sales of securities held in a margin account to the extent necessary in order to meet margin requirements;

                  (f) purchases or sales other than those exempted in (a) through (e) above, (i) which will not cause the Investment Company Access Person to gain improperly a personal profit as a result of such Investment Company Access Person's relationship with the Trusts, or (ii) which are only remotely potentially harmful to a Fund because the proposed transaction would be unlikely to affect a highly institutional market, or
                  (iii) which, because of the circumstances of the proposed transaction, are not related economically to the Securities purchased or sold or to be purchased or sold by a Fund, and in each case which are previously approved by the Compliance Officer of the Trusts, which approval shall be confirmed in writing.

         3. Reporting. Whether or not one of the exemptions listed in Section
V.2 hereof applies, each Investment Company Access Person shall file with the Compliance Officer of the Trusts:

                  (a) within 10 days of becoming an Investment Company Access Person, a dated initial holdings report (see Exhibit B). Such report shall contain the title of, the number of shares of, and the principal amount of each security beneficially owned by the Investment Company Access Person. Such report shall also list the name of any broker, dealer or bank with whom the Investment Company Access person maintained an account in which any securities were held for the direct or indirect benefit of the Investment Company Access Person as of the date the person became an Investment Company Access Person;

                  (e) an annual holdings (see Exhibit D) report which updates the information provided in the initial holdings report. Such report shall provide the information required in subparagraph
                  (a) above, which information must be as of a date no more than 30 days prior to the date such report is submitted;

                  (f) an annual certification (see Exhibit A) certifying that they have read and understand this Code and recognize that they are subject to the provisions hereof and will comply with the policy procedures stated herein.

                  (g) a quarterly dated transaction written report (see Exhibit
                  C) containing the information described below with respect to each transaction in any Security in which such Investment Company Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership; provided, however, that such Investment Company Access Person shall not be required to make a report with respect to any transaction effected for any account over which such Investment Company Access

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                  Person does not have any direct or indirect influence or
                  control. Each such report shall be deemed to be filed with the Trusts for purposes of this Code, and may contain a statement that the report shall not be construed as an admission by the Investment Company Access Person that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates. Such report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                           (i) the date of the transaction, the title of and the number of shares, and the principal amount of each Security involved;

                           (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           (iii) the price at which the transaction was effected; and

                           (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

Any report concerning a purchase or sale prohibited under Section V.1 hereof with respect to which the Investment Company Access Person relies upon one of the exemptions provided in Section V.2 shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

         4. Review. The Compliance Officer of the Trusts shall review or supervise the review of the personal securities transactions reported pursuant to Section V.3. As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Trusts to determine whether a violation of this Code may have occurred. If the Compliance Officer of the Trusts determines that a violation may have occurred, the Compliance Officer of the Trusts shall submit the pertinent information regarding the transaction to the Trustees of the Trusts. The Trustees shall evaluate whether a material violation of this Code has occurred, taking into account all the exemptions provided under Section V.2. Before making any determination that a violation has occurred, the Trustees shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel for the Investment Company Access Person whose transaction is in question.

         5. Sanctions. If the Trustees of the Trusts determine that a material violation of this Code has occurred, the Trustees may take such action and impose such sanctions as said Trustees deem appropriate.

         6. Exception to Reporting Requirements. No Investment Company Access Person shall be required to comply with the provisions of Section V.3.(c) hereof if the report required thereunder would duplicate information contained in broker trade confirmations or account statements timely received by the Designated Person of the Trusts.

VI.      MISCELLANEOUS PROVISIONS

         1. Approval of Code. This Code shall be deemed to be each Trust's Code of Ethics upon approval by the Trustees of the respective Trust, including a majority of the Independent Trustees.

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         2. Amendment or Revision of the Code. Any amendment to or revision of this Code of Ethics shall be promptly furnished to each Trust's Trustees and any material amendment to or revision of this Code of Ethics must be approved by the Trustees, including a majority of the Independent Trustees, no later than six months after adoption of such amendment or revision.

         3. Amendment or Revision of Adviser's Code of Ethics. Any amendment or revision of the Adviser's Code of Ethics shall be deemed to be an amendment or revision of Section III.1 of this Code, and such amendment or revision shall be promptly furnished to the Independent Trustees of the Trusts.

         4. Annual Issues and Certification Report. At periodic intervals established by the Trustees of the Trusts, but no less frequently than annually, the Compliance Officer of the Trusts shall provide a written report to the Trustees of the Trusts regarding any issues which arose under this Code of Ethics since the last report to the Board of Trustees, including, but not limited to, information about material Code or procedure violations and sanctions imposed in response to any material violations. In addition, the Compliance Officer of the Trusts will provide to the Trustees of the Trusts in writing a certification that each Trust has adopted procedures reasonably necessary to prevent Investment Company Access Persons from violating this Code of Ethics.

         5. Records. The Trusts shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange
Commission:

                  (a) A copy of this Code and any other code that is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

                  (b) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

                  (c) A copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which its is made, the first two years in an easily accessible place; and

                  (d) A list of persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

         6. Confidentiality. All reports of securities transactions and any other information filed with the Trusts or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

         7. Interpretation of Provisions. The Trustees of the Trusts may from time to time adopt such interpretation of this Code as they deem appropriate.

         8. Effect of Violation of this Code. In adopting Rule 17j-1, the Securities and Exchange Commission specifically noted in Investment Company Act Release No. 11421 that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of the Rule. In adopting this Code of Ethics, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1.

         9. Conflicts with other Codes of Ethics. To the extent this Code conflicts with any code of ethics or other code or policy to which Investment Company Access Persons, Investment Personnel or Adviser Access Person is also subject, this Code shall control; except that if the other code of ethics is more restrictive than this Code, such other code of ethics shall control.

         10. Adviser Reporting. At periodic intervals established by the Trustees of the Trusts, but no less frequently than annually, the Compliance Officer of the Adviser shall report to the Board of Trustees of the Trusts all material violations by Adviser Access Persons of the Adviser's Code of Ethics during such period and the corrective action taken by the Adviser.

Adopted: May 17, 2000
Amended: November 20, 2003

EXHIBIT A

                            ANNUAL CERTIFICATION FORM

         This is to certify that I have read and understand the Codes of Ethics of State Street Master Funds and State Street Institutional Investment Trust (the "Trusts"), dated May 17, 2000, as amended November 20, 2003, and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

         This is to further certify that I have complied with the requirements of such Codes of Ethics and that I have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such Codes of Ethics.

         Please sign your name here:___________________________________

         Please print your name here:__________________________________

         Please date here:                  __________________________

         Please sign two copies of this Certification Form, return one copy to the Compliance Officer of the Trusts and retain the other copy, together with a copy of the Codes of Ethics, for your records.

EXHIBIT B

                            State Street Master Funds
                   State Street Institutional Investment Trust
                                 (the "Trusts")

                       INITIAL SECURITIES HOLDINGS REPORT

To the Compliance Officer:

         As of the date set forth below, I have direct or indirect beneficial ownership in the following securities, which are required to be reported pursuant to the Trusts' Codes of Ethics:

[ ]      NONE

or:

                                                                                             Broker/
               No. of Shares or Principal            Dollar Amount of                Dealer or Bank Through
Security                 Amount                          Holdings                           Whom Held

         This report is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                               Signature:_________________________________

EXHIBIT C

                            State Street Master Funds
                   State Street Institutional Investment Trust
                                 (the "Trusts")

                          SECURITIES TRANSACTION REPORT

                  For the Calendar Quarter Ended _____________

To the Compliance Officer:

         During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Trusts' Codes of Ethics:

[ ]      NONE

or:

                                                                                                Broker/
                                                                                               Dealer or
                               No. of                            Nature of                       Bank
                              Shares or           Dollar        Transaction                     Through
               Date of        Principal          Amount of       (Purchase,                       Whom
Security     Transaction       Amount           Transaction     Sale, Other)       Price        Effected
--------     -----------       ------           -----------     ------------       -----        --------

         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

[ ] I CERTIFY THAT I DID NOT HAVE ACCESS TO CURRENT INFORMATION REGARDING THE TRUSTS' TRADES DURING THIS REPORTING PERIOD.

Date:________________                   Signature:______________________________

EXHIBIT D

                            State Street Master Funds
                   State Street Institutional Investment Trust

                 ANNUAL REPORT OF SECURITIES HOLDINGS & ACCOUNTS
                             As of December 31 _____



                                                                                                      Check type of account
                                                                                                  ------------------------------
                                                                                                                Immediate family
Title, No. of shares & principal amount of security(1)       Name of broker-dealer or bank        Personal          fiduciary
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

CHECK ONE:

     [ ] The above record is of every security in which I have direct or indirect ownership and every investment account that I beneficially hold at a bank, broker or similar institution, as of the date listed above.

     [ ] In lieu of listing my securities and accounts above, I have provided copies of trade confirmations and/or brokerage account statements covering all of my securities holdings and accounts.

THIS REPORT IS NOT AN ADMISSION THAT I HAVE ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.

________________________________________        _______________________________
Signature                                       Date

________________________________________
Print Name

------------------
(1) AS USED IN THIS REPORT, THE TERM "SECURITY" MEANS ALL SECURITIES EXCEPT: (i) SECURITIES ISSUED BY THE GOVERNMENT OF THE UNITED STATES, (ii) BANKERS' ACCEPTANCES, (iii) CERTIFICATES OF DEPOSIT, (iv) COMMERCIAL PAPER AND (v) SHARES OF REGISTERED OPEN-END INVESTMENT COMPANIES.